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                                                                    EXHIBIT 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 14, 1997, on the financial statements of Ameron Broadcasting, Inc. included in the Capstar Broadcasting Corporation Prospectus dated May 26, 1998.



/s/ Arthur Andersen LLP

St. Louis, Missouri
August 31, 1998